UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 26, 2015

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 8.01	Other Events
On February 26, 2015, HF Financial Corp. (the “Company”) announced that its operating subsidiary, Home Federal Bank (the “Bank”), had successfully completed its conversion from a federally-chartered savings association to a South Dakota state-chartered banking corporation. The Bank was previously regulated primarily by the Office of the Comptroller of the Currency. After the Bank’s conversion, the Bank became subject to primary regulation by the Division of Banking of the South Dakota Department of Labor and Regulation. In connection with the Bank’s conversion, the Company has also successfully completed its conversion from a savings and loan holding company to a bank holding company and will continue to be subject to the regulation and supervision of the Board of Governors of the Federal Reserve. The Company’s intent to effect the above-referenced conversions was previously announced on a Current Report on Form 8-K filed on July 28, 2014. A copy of the press release announcing the completed conversions is attached as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:

99.1	Press release dated February 26, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: February 26, 2015	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: February 26, 2015	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)